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                         INSTALLMENT NOTE - NO SECURITY

$200,000.00                                                    December 31, 1987

     For Value Received, the undersigned promises to pay to the order of J.J. Sparacino the principal sum of Two Hundred Thousand Dollars ($200,000) and interest from December 31, 1987 on the balance of principal remaining from time to time unpaid at the rate of ten percent (10%) per annum, such principal sum and interest to be payable in installments as follows: Interest payable annually (March). Payment of principal -- Two Hundred Thousand Dollars ($200,000) on the 31st day of December, 1997 subject to the attached Subordination Agreement.

     All payments on account of the indebtedness represented by this Note shall be applied first to accrued and unpaid interest and the remainder to principal. Any installments of principal not paid when due shall bear interest after maturity at the rate of seven percent per annum. Payments of both principal and interest shall be made at the office of the corporation or such other place as the legal holder hereof may from time to time in writing appoint.

     It is hereby expressly understood and agreed that if default be made in the payment of any of the said installments of principal or of interest, the principal sum above mentioned, or any balance that may appear to be unpaid thereon, together with all unpaid interest thereon, shall, at the option of the legal holder hereof, become immediately due and payable, without notice, and shall be collectible immediately or at any time after such default, anything hereinbefore contained to the contrary notwithstanding. In the event of default, the payee or legal holder hereof shall be entitled to reasonable costs of collection, including reasonable attorney's fees.

     The undersigned hereby authorizes, irrevocably, any attorney of any court of record to appear for the undersigned in such court, in term time or vacation, at any time after default in the payment of any installment of the principal hereof, and confess judgment without process in favor of the payee or holder of this Note for such amount as may appear to be unpaid thereon, together with reasonable costs of collection including reasonable attorney's fees, and to waive and release all errors which may intervene in any such proceedings, and consent to immediate execution upon such judgment, hereby ratifying and confirming all that said attorney may do by virtue hereof.

     If this Note is signed by more than one person, the obligations and authorizations hereunder shall be joint and several.

     All parties hereto severally waive presentment for payment, notice of dishonor and protest.

Attest:                                        Total Control Products, Inc.

/s/ Nicholas Gihl                          By: /s/ J.J. Sparcino
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Secretary of the Corporation                  J.J. Sparacino, President


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                             SUBORDINATION AGREEMENT


     The undersigned J.J. Sparacino agrees to and hereby does subordinate his claim and right to receive payment of any and all his indebtedness of said Company to him under the terms of this note, whether now existing or hereafter created to that certain Agreement Regarding 6% Convertible Subordinated Debentures due December 1, 1997, executed by and between the Company and F. Quinn Stepan, and Subscription Agreement dated September 23, 1987.

ATTEST:                                         TOTAL CONTROL PRODUCTS, INC.

/s/ Nicholas Gihl                               /s/ J.J. Sparacino
----------------------------                    ----------------------------
Secretary of the Corporation                    President of the Corporation